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                                                                       Exhibit23
                                                                       ---------

                           PriceWaterhouseCoopers LLP
                             One South Market Square
                            Harrisburg, PA 17101-9916
                            Telephone (717) 231-5900
                            Facsimile (717) 232-5672

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-92512, No. 333-85655 and No. 333-61794)) and Form
S-3 (No. 333-38032) of Susquehanna Bancshares, Inc. of our report dated January 22, 2002, relating to the consolidated financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

March 22, 2002